                                                                                              Exhibit 31.1

                                              CERTIFICATION

I, Kelly Absher, certify that:

1.       I have  reviewed  this  annual  report  on Form  10-K,  and all  reports  on Form 8-K  containing distribution  or  servicing  reports  filed in  respect of periods  included  in the year  covered by this annual report, of the Select Notes Trust LT 2003-2;

2.       Based on my knowledge,  the information in these reports,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary to make the  statements made, in light of the  circumstances  under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.       Based on my knowledge,  the distribution or servicing  information required to be provided to the depositor by the trustee under the pooling and  servicing,  or similar  agreement,  for inclusion in these reports is included in these reports;

4.       I am responsible  for reviewing the  activities  performed by the depositor and the trustee under the pooling and  servicing,  or similar  agreement and based upon my knowledge  and the annual  compliance review  required  under that  agreement,  and except as disclosed in the reports,  the  depositor  and the trustee have each fulfilled its obligations under that agreement.

In giving  the  certifications  above,  I have  reasonably  relied on  information  provided  to me by the following unaffiliated parties: U.S. Bank Trust National Association.

                                                        By:  /s/ Kelly Absher
                                                              Name:   Kelly Absher
                                                              Title:  Authorized Signatory
                                                              Structured Obligations Corporation
                                                              Date:  March 28, 2007